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                                                                    Exhibit 23.2

                    [Letterhead of Coopers & Lybrand L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Doskocil Companies Incorporated on Form S-3 (File no. 33-54137) of our report, which includes an explanatory paragraph relating to the Company's adoption of new methods of accounting for income taxes and postretirement benefits other than pensions, dated March 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Doskocil Companies Incorporated as of January 1, 1994 and January 2, 1993, and for the years ended
January 1, 1994 and January 2, 1993, the three months ended December 28, 1991 and the nine months ended September 28, 1991, which report is included in the amended Annual Report on Form 10-K/A for the year ended January 1, 1994, which Form 10-K/A is incorporated by reference in this registration statement. We also consent to the reference to our firm as experts, under the caption Independent Public Accountants.




                                   /s/  COOPERS & LYBRAND L.L.P.
                                   ------------------------------
                                        Coopers & Lybrand L.L.P.


Tulsa, Oklahoma
August 19, 1994



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